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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] CONFIDENTIAL, FOR USE OF THE
    COMMISSION ONLY (AS PERMITTED BY
    RULE 14A-6(E)(2))

[_] Definitive Proxy Statement

[X] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            Crescent Banking Company
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              (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:





Reg. (S) 240.14a-101.

SEC 1913 (3-99)

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                            CRESCENT BANKING COMPANY
                                251 Highway 515
                                Jasper, GA 30143

                    ----------------------------------------

                                PROXY SUPPLEMENT
                              Dated April 17, 2002
                                     to the
                      Proxy Statement Dated March 30, 2002

                    ----------------------------------------

TO THE SHAREHOLDERS OF
   CRESCENT BANKING COMPANY:

         Crescent Banking Company (the "Company") is delivering this Proxy Supplement (this "Proxy Supplement") to you to correct and update some of the information contained in the Company's Proxy Statement dated March 30, 2002 (the "Original Proxy Statement") that was previously delivered to you in connection with the Company's 2002 Annual Meeting of Shareholders on April 18, 2002. Capitalized terms used but not defined in the Proxy Supplement shall have the meanings ascribed to them in the related Original Proxy Statement.

         The following information supersedes and replaces in their entirety those sections of the Original Proxy Statement entitled "Additional Information--Summary Compensation Table," "--Executive Employment Agreement" and "--Report of the Compensation Committee--Deduction Limit":

                                                  Summary Compensation Table
-----------------------------------------------------------------------------------------------------------------------------
                                                    Annual Compensation                      Long-Term Compensation
                                           -------------------------------------    -----------------------------------------
                                                                                                  Securities
                                                                    Other Annual    Restricted    Underlying       All Other
            Name and                                                Compensation       Stock       Options/      Compensation
       Principal Position           Year    Salary($)    Bonus($)       ($)(1)       Awards(2)     SARs (#)         ($)(3)
----------------------------------  ----   ----------    --------   ------------    ----------    ----------     -------------
J. Donald Boggus, Jr.               2001     130,000      30,000        4,455              --        10,000         10,810
   President and Chief Executive    2000     103,000      15,000       50,400              --            --          4,834
   Officer of the Company and the   1999     100,000          --           --              --            --          2,274
   Bank

Robert C. KenKnight                 2001   3,464,550          --       44,073          35,240        10,000          6,000
   Executive Vice President of      2000      62,330          --           --             906            --          6,000
   the Bank, and President of the   1999     276,932          --           --           4,234            --          6,000
   Bank's Mortgage Division

Michael P. Leddy                    2001     150,000     575,637       10,278          34,981         2,000          6,000
   Executive Vice President of      2000     150,000          --           --              --            --          6,000
   the Bank in charge of            1999     150,000      24,846           --              --            --          6,000
   Secondary Mortgage Marketing

Gary Reece                          2001     100,000      20,000        5,397              --         5,500          3,470
   Executive Vice President and     2000      85,000      12,500           --              --            --            466
   Senior Lending Officer of the    1999      75,000      12,500           --              --            --            593
   Bank
-----------------------------------------
(1)      Cash award  representing  the tax effect of the exercise of stock  options in the prior year as provided in the non-
         qualified option agreement.
(2)      Number of shares granted to Mr. KenKnight and Mr. Leddy pursuant to their employment agreements with the Company, based on a percentage of the total added value of the Bank's mortgage division and CMS. Such shares vest as to 20% per year from the date of grant.
(3)      Other  compensation  represents  insurance  premiums paid by the Company on group term life insurance in excess of $50,000 and car allowance.

Executive Employment Agreements

         Robert C. KenKnight. Mr. KenKnight serves as Executive Vice President of the Bank, President of the Bank's mortgage division ("CMD") and President of CMS, pursuant to the terms of an employment agreement dated as of May 1, 1997. Under the agreement, Mr. KenKnight is entitled to participate in all savings, retirement and welfare plans maintained by the Company for its executive officers. Mr. KenKnight's only other compensation under the agreement consists of a percentage share of the Value Added of the CMD for each year. The Value Added of the CMD for any year is defined as the sum of the combined net income of both CMD and CMS for such year (with certain stated adjustments), plus the amount of increase or decrease in the net appraised value of the Company-wide mortgage servicing portfolio from the end of the preceding year. Mr. KenKnight receives a total of 33.3% of the after-tax Value Added of the CMD each year, of which 28.03% is paid in cash and 5.3% is paid in the form of restricted stock which vests 20% per year over five years or upon the earlier of his 65th birthday or death, or the dissolution or liquidation of the Company. He receives a monthly draw against the projected cash portion of the award, with a true-up after year end to reflect actual performance.

         In the event of a change in control of the Bank or the Company that results in a termination of his employment, Mr. KenKnight would be entitled under the agreement to (a) the cash portion of his compensation for the then current year based on the Value Added of the CMD through the end of the month in which such termination occurs, calculated as if such date were the end of such current year, (b) a severance benefit equal to 100% of the cash portion of his compensation for either the preceding calendar year or the year of such termination, whichever is greater, and (c) payment of any accrued but previously unpaid compensation for the preceding year.

         Michael P. Leddy. Mr. Leddy serves as Executive Vice President of the Bank in charge of Secondary Mortgage Marketing. As such, he is a party to a compensation agreement, dated as of April 30, 1998, under which he is entitled to an annual base salary (currently at the rate of $150,000), plus an annual bonus determined on the basis of a formula related to the Value Added of the CMD for such year, as follows. With respect to the first $1 million of the Value Added of the CMD, the Board of Directors may grant Mr. Leddy a discretionary cash bonus of up to 20% of his base salary. He receives an additional bonus for such year equal to 5% of the amount, if any, of the Value Added of the CMD between $1 million and $2 million; 7.5% of the amount, if any, of the Value Added of the CMD between $2 million and $3 million, and 10% of the amount, if any, of the Value Added of the CMD above $3 million. Any portion of the bonus attributable to Value Added of the CMD of under $2 million is paid in cash. Any portion of the bonus attributable to Value Added of the CMD of $2 million or above is paid 50% in cash and 50% in the form of restricted stock which vests 20% per year over five years or upon the earlier of Mr. Leddy's 65th birthday or death, or the dissolution or liquidation of the Company.

Report of the Compensation Committee

      Deduction Limit

         Other than in extraordinary years for the Company's mortgage business, the Company, because of its compensation levels, generally does not expect to lose deductions under Section 162(m) of the Internal Revenue Code of 1986, as amended. This section generally establishes, with certain exceptions, a $1 million deduction limit on executive compensation for all publicly held companies. The Company believes that its employment agreement with Mr. KenKnight is not subject to Section 162(m) and that Mr. Leddy's compensation during 2001 did not exceed the limits prescribed by Section 162(m). As a result, the Company anticipates establishing a formal policy regarding such limit during 2002.

         This Proxy Supplement is being furnished by the Company to its shareholders of record as of March 21, 2002 as additional proxy material, in connection with the solicitation of proxies by the Company's Board of Directors for the Company's 2002 Annual Meeting of Shareholders and all adjournments or reconventions thereof.

         Please note that this Proxy Supplement should be read in conjunction with the Original Proxy Statement dated March 30, 2002, including the Notice of Annual Meeting of Shareholders distributed therewith and all information incorporated by reference within the Proxy Statement. If you would like another copy of the Original Proxy Statement, please request a copy at the following address or telephone number: Crescent Banking Company, 251 Highway 515, Jasper, Georgia 30143, Attention: J. Donald Boggus, (706) 692-2424.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           /s/ J. Donald Boggus, Jr.

                                           J. Donald Boggus, Jr.
                                           President and Chief Executive Officer